                                                                    Exhibit 23.5



                              ACCOUNTANTS' CONSENT

     We have issued our report dated September 9, 1997, accompanying the financial statements of First Place Financial Corp. as of and for the year ended June 30, 1997, included in the Form S-4 to be filed with the Securities and Exchange Commission on or about March 27, 2000. We consent to the use of our report and our name as it appears in the Prospectus under the caption "Experts."


                                                /s/ Packer, Thomas & Co.

                                                Packer, Thomas & Co.

Warren, Ohio
March 27, 2000